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                                                                  Exhibit 23.5

                     [Hopkins & Howard, P.C. letterhead]

             Consent of Independent Certified Public Accountants


Employee Stock Ownership Plan
With 401(k) Provisions
St. Louis, Missouri


We hereby consent to the incorporation by reference in Amendment No. 1 to Form S-8 to Allegiant Bancorp, Inc.'s (f/k/a Southside Bancshares Corp.) Registration Statement on Form S-4 (No. 333-63212) of our report dated May 24, 2000, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions (the "Plan") appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 2000 and 1999.

Hopkins & Howard, P.C.

/s/ Thomas E. Howard, Jr.
    Principal

St. Louis, Missouri
November 7, 2001